PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                                             June
25, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Form 24f-2 for Prudential Institutional
Liquidity Portfolio, Inc.
          File Nos. 33-17224 and 811-5336

     On behalf of Prudential Institutional
Liquidity Portfolio, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of Form 24f-2. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-3028.

                                   Very truly
yours,

                                   /s/ Robert C.
Rosselot
                                   Robert C.
Rosselot
                                   Assistant
Secretary




Enclosures